Exhibit 4

COMMON STOCK No.	CUSIP [To be determined] See Reverse for Certain Definitions

[graphic appears here]

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

MERUELO MADDUX PROPERTIES, INC.

The Corporation is authorized to issue                                  Shares of Common Stock, $.01 per share

This Certifies that                                                       is the owner of                                      fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated:

[Seal]

Authorized Signatures:
	Todd W. Nielsen, Secretary	John Charles Maddux, President

[REVERSE SIDE OF CERTIFICATE]

MERUELO MADDUX PROPERTIES, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT —
TEN COM	—	as tenants in common	Custodian
TEN ENT JT TEN	— —	as tenants by the entireties as joint tenants with right of	(Cust) (Minor) under Uniform Gifts to Minors
		survivorship and not as tenants in common	Act (State)

For value received,                                  hereby sells, assigns and transfers unto                          (Please insert social security or other identifying number of assignee)                                                                                   (Please print or typewrite name and address, including zip code, of assignee)                                      Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint                                                       Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.